Exhibit 2.2

SECOND AMENDMENT TO MERGER AGREEMENT

This Second Amendment to Merger Agreement (this “Amendment”), dated May 14, 2018, is entered into by and among Purple Innovation, Inc., a Delaware corporation (“Purple”), Purple Innovation, LLC, a Delaware limited liability company (“Purple LLC”), InnoHold, LLC, a Delaware limited liability company (“InnoHold”) and Global Partner Sponsor I LLC, a Delaware limited liability company, in the capacity as the representative of Global Partner Acquisition Corp., the predecessor to Purple (the “Parent Representative”). Purple, Purple LLC, InnoHold and Parent Representative are hereinafter sometimes individually referred to as a “Party” and collectively, as the “Parties.”

WITNESSETH:

A.	The Parties, or their respective predecessors, are each signatories to that certain Agreement and Plan of Merger dated November 2, 2018 (as amended by the First Amendment dated January 8, 2018, the “Merger Agreement”); and

B.	The Parties desire to amend the Merger Agreement as provided for herein, with the effect that the Merger shall be subject to terms and subject to the conditions set forth in the Merger Agreement and this Amendment and otherwise in accordance with Delaware law.

NOW, THEREFORE, in consideration of the premises set forth above, which are incorporated in this Amendment as if fully set forth below, and the representations, warranties, covenants and agreements contained in the Merger Agreement, and intending to be legally bound hereby, and in accordance with Section 9.3 of the Merger Agreement, the Parties hereby agree to amend the Merger Agreement as follows:

1.	Unless otherwise expressly defined herein, all capitalized terms used in this Amendment shall have the same meaning as they are defined in the Merger Agreement.

2.	The first sentence of paragraph (a) of Section 1.14 of the Merger Agreement is hereby amended to read in its entirety as follows:

“Within thirty (30) days after the filing of Parent’s Quarterly Report on Form 10-Q for the quarter ended March 31, 2018, the Parent Representative shall deliver to InnoHold a statement (the “Closing Statement”) setting forth (a) a consolidated balance sheet of the Company as of the Reference Time (the “Closing Balance Sheet”) and (b) a good faith calculation of the Indebtedness, cash and cash equivalents, and Total Expenses, in each case, with respect to the Company as of the Reference Time, and the resulting Merger Consideration and Cash Consideration.”

3.	Except as expressly provided in this Amendment, all of the terms and provisions in the Merger Agreement and the Related Agreements are and shall remain in full force and effect, on the terms and subject to the conditions set forth therein. This Amendment does not constitute, directly or by implication, an amendment, modification or waiver of any provision of the Merger Agreement or any Related Agreement, or any other right, remedy, power or privilege of any party to the Merger Agreement, except as expressly set forth herein. Any reference to the Merger Agreement in the Merger Agreement or any other agreement, document, instrument or certificate entered into or issued in connection therewith shall hereinafter mean the Merger Agreement, as amended or modified, or the provisions thereof waived, by this Amendment (or as the Merger Agreement may be further amended or modified after the date hereof in accordance with the terms thereof). The Merger Agreement, as amended and modified by this Amendment, and the documents or instruments attached hereto or referenced herein, constitutes the entire agreement between the parties with respect to the subject matter of the Merger Agreement, as amended by this Amendment, and supersedes all prior agreements and understandings, both oral and written, between the parties with respect to its subject matter. The provisions of Article X of the Merger Agreement are hereby incorporated herein by reference and apply to this Amendment as if all references to the “Agreement” contained therein were instead references to this Amendment.

[Signature Page Follows]

IN WITNESS WHEREOF, each Party hereto has caused this Amendment to be signed and delivered by its respective duly authorized officer as of the date first above written.

PURPLE INNOVATION, INC.

By:	/s/ Terry Pearce
Name: Terry Pearce
Title: Chief Executive Officer

PURPLE INNOVATION, LLC

By:	/s/ Terry Pearce
Name: Terry Pearce
Title: Chief Executive Officer

GLOBAL PARTNER SPONSOR I LLC, solely in its capacity as the Parent Representative

By:	/s/ Paul Zepf
Name: Paul Zepf
Title: Manager

INNOHOLD, LLC

By:	/s/ Terry Pearce
Name: Terry Pierce
Title: Manager